STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 04:30 PM 08/07/1995
950176202 -2099413
AMENDED and RESTATED CERTIFICATE OF INCORPORATION OF AIRGAS, INC.
AIRGAS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware;
DOES HEREBY CERTIFY
FIRST: That the Certificate of Incorporation of Airgas, Inc., originally filed with the Delaware Secretary of State on August 21, 1986, be and it is hereby amended and restated in its entirety, in accordance with Section 245 of the General Corporation Law of the State of Delaware, to read as follows:
ARTICLE 1
The name of the Corporation is Airgas, Inc.
ARTICLE 2
The address of the registered office of the Corporation in the State of Delaware is No. 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at that address is The Corporation Trust Company.
ARTICLE 3
The purpose of the Corporation is to engage in any lawful act or activity for which Corporations may be organized under the General Corporation Law of Delaware.
ARTICLE 4
The total number of shares of capital stock of all classes which the Corporation has authority to issue is Two Hundred Twenty Million Thirty Thousand (220,030,000) shares, of which Two Hundred Million (200,000,000) shares shall be Common Stock, with a par value of One Cent ($0.01) per share, Twenty Million (20,000,000) shares shall be Preferred Stock, with a par value of One Cent ($0.01) per share, and Thirty Thousand (30,000) shares shall be Non-Voting Preferred Stock, with a par value of One Hundred Dollars ($100) per share.
The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions of the shares of each class of stock are as follows:

COMMON STOCK
Subject to all the rights of the Preferred Stock and Non-Voting Preferred Stock, and except as may be expressly provided with respect to the Preferred herein, by law or by the Board of Directors pursuant to this Article 4, the holders of Common Stock shall have the exclusive right to vote for the election of directors and on all other matters requiring stockholder action, each share being entitled to one vote.
PREFERRED STOCK
The Preferred Stock may be issued from time to time by the Board of Directors as shares. of one or more series. Subject to the provisions hereof and the limitations prescribed by law, the Board of Directors is expressly authorized) prior to issuance, by adopting resolutions providing for the issuance of: providing for a change in the number of shares, of any particular series and, to the extent from time to time required by law, by filing a certificate pursuant to the General Corporation Law or other law hereafter in effect relating to the same or substantially similar subject matter, to establish or change the number of shares to be included in each such series and to fix the designation and relative powers, preferences and rights and the qualifications and limitations or restrictions thereof relating to the shares of each such series. The authority of the Board of Directors with respect to each series include, but not limited to, determination of the following:
(a) the distinctive serial designation of such series and the number of shares constituting such series provided that the aggregate number of shares constituting all series of Preferred Stock shall not exceed Twenty Million (20,000,000);
(b) the annual dividend rate on shares of such series, whether dividends shall be cumulative and, if so, from which date or dates;
(c) whether the shares of such series shall be redeemable and, if so, the terms and conditions of such redemption, including the date or dates upon which such shares shall be redeemable, and the amount per share payable in case of redemption which amount may vary under different conditions and at different redemption dates;
(d) the obligation, if any, of the Corporation to retire shares of such series pursuant to a sinking fund;
(e) whether shares of such series shall be convertible into, or exchangeable for, shares of stock or any other class or classes and, if so, the terms and conditions of such conversion or exchange, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any;
(f) whether the shares of such series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;
(g) the rights of the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation; and
(h) any other relative rights, powers, preferences, qualification, limitations or restrictions thereof relating to such series.

The share of Preferred Stock of any one series shall be identical with each other in all respects except as to the date from and after which the dividends thereon shall be cumulative, if cumulative.
The number of authorized shares of Preferred Stock may be increased or decreased by the affirmative vote of a majority of the stock of the Corporation entitled to vote without the separate vote of holders of Preferred Stock as a class.

NON-VOTING PREFERRED STOCK
The designations, powers, preferences, rights, qualifications, limitations and restrictions thereof, and the powers conferred upon the Board of Directors with respect to the fixing of the preferences. limitations and relative rights of the shares of Non-Voting Preferred Stock, are as follows:

1.
The shares of Non-Voting Preferred Stock may be issued from time to time, in one or more series of any number of shares, as and when the Board of Directors shall determine, provided that the aggregate number of shares issued and not cancelled of any and all such shares of Non-Voting Preferred Stock shall not exceed the total number of shares of Non-Voting Preferred Stock herein authorized.

2.
All shares of the Non-Voting Preferred Stock shall be of equal rank and shall be identical in all respects, except that, authority is hereby vested in the Board of Directors to issue the Non-Voting Preferred Stock in series, and in connection with the creation of such series to fix by resolution or resolutions providing for the issue of shares thereof the preferences, limitations and relative rights of such series to the extent permitted by this Certificate of Incorporation and the applicable law, in the following respects:

(a) whether the shares of such series shall be subject to redemption and, if so, whether redemption shall be mandatory. optional, or both; the redemption price or prices; and such other terms and conditions on which shares of Non-Voting Preferred Stock may be redeemed;
(b) whether the shares of such series shall be entitled to limited voting powers or other special rights upon the failure of the Corporation to pay dividends on the Non-Voting Preferred Stock.

3.
The holders of the Non-Voting Preferred Stock at the time outstanding shall be entitled to receive, out of funds legally available for the payments of dividends, cumulative preferential dividends at the annual dividend rate of $6.00 per share, payable quarterly-yearly in each year, on the dates fixed for the purpose by the Board of Directors, to shareholders of record on the respective dates, not exceeding 40 days preceding such dividend payment dates, fixed for the purpose by the Board of Directors, provided however, that commencing with the first quarter-yearly dividend payment date after four (4) years after the issuance thereof, annual dividend rate for the Non:-Voting Preferred Stock thereafter shall be $8.00 per share. the dividends on shares or Non-Voting Preferred Stock shall be cumulative, so that unless the dividends on outstanding shares of the Non-Voting Preferred Stock, at the annual dividend rates, and from the dates for accumulative thereof, shall have been paid or declared set apart for payment for all past quarter-yearly dividends, but without interest on accrued dividends, no dividend shall be made on the Common Stock. Any accumulation of dividends on the Non-Voting Preferred Stock shall not bear interest, The holders on the Non-Voting Preferred Stock shall not be entitled to receive any dividends thereon other than the dividends referred to in this Paragraph 3.

4.
The Corporation, by action of its Board of Directors may redeem the whole or any parts of any series of the Non-Voting Preferred Stock at any time or from time to time, except as may be otherwise provided in the resolutions providing for the issuance thereof, at the redemption price of the shares fixed therefore, together with a sum in the case of each share so to be redeemed, computed at the annual dividend rate above provided from the date from which dividends on such share became cumulative to the date fixed for such redemption, less the aggregate of the dividends theretofore on such redemption date paid thereon. Whether any such redemption of the Non-Voting Preferred Stock shall be optional or mandatory, or both optional and mandatory, the redemption price or prices, and all other terms and conditions of any such redemption, shall be fixed by action of the Board of Directors in the resolution creating and issuing such series of such Non-Voting Preferred Stock.

5.
Before any amount shall be paid to, or any assets distributed among, the holders of the Common Stock upon any liquidation, dissolution Of winding up of the Corporation, and after paying or providing for the payment of all creditors of the Corporation, the holder of all shares of each series on Non-Voting Preferred Stock at the time outstanding shall be entitled to be paid $100 per share, together with a sum in the case of each such share, computed at the annual dividend rate herein provided, from the date from which dividends on such share became cumulative to the date fixed for the payment of such distributive amount, less the aggregate of the dividends theretofore or on such date paid thereon or declared and set aside for payment thereon, and no more.

6.
Whenever the full dividends on the shares of all series of the Non-Voting Preferred Stock at the time outstanding for all past quarter-yearly dividend periods shall have been paid or declared and set apart for payment, then such dividends (payable in cash, stock of otherwise), as may be determined by the Board of Directors may be declared and paid on the Common Stock but only out of the funds legally available for payment of such dividends.

7.
In the event of any liquidations, dissolution or winding up of the Corporation, all assets and funds of the Corporation remaining after paying or providing for the payment of all creditors of the Corporation remaining after paying or providing for payment to the holders of the shares of all series of the Non-Voting Preferred Stock of all the full distributive amounts to which they are respectively entitled, as herein provided, shall be divided among and paid to the holders of the Common Stock according to their respective shares.

8.
(a) No holder or shares of the Common Stock shaH be entitled as such a matter of rights to subscribe for or purchase any part of any new or additional issue of Common Stock, or securities convertible into Common Stock, whether issued for cash, property, services, by way of dividends or otherwise.

9.
(a) At all meetings of the shareholders of the Corporation, the holders of shares of Common Stock shall be entitled to one vote for each share of Common Stock held by them respectively. The holders of shares of the Non-Voting Preferred Stock shall have a right to vote and shall not be entitled to notice of any meeting of shareholders of the Corporation, nor to participate in any such meeting except as herein otherwise expressly provided and except for those purposes, if any for which said rights cannot be denied or waived under any mandatory provision of law which shall be controlling.

(b) If and when dividends payable on the Non-Voting Preferred Stock shall be in default in an amount equivalent to or exceeding four full quarter-yearly dividends on shares of any series of the Non-Voting Preferred Stock then outstanding, the holders of all shares of such series shall be entitled to elect the number of directors. and to exercise such limited voting powers, as shalt be provided by action of the Board of Directors in the resolution creating and issuing the Non-Voting Preferred Stock.
10. The powers of the Board of Directors of the Corporation to fix the terms and conditions on which the shares of Non-Voting Preferred Stock may be redeemed, and to fix the limited voting powers of the holders of the shares of the Non-Voting Preferred Stock upon default of the payment of dividends payable on the Non-Preferred Stock, as authorized herein, shall be exercised by the Board of Directors, and may be exercised by the Executive Committee of the Board of Directors acting for the Board of Directors, by resolution duly adopted at or prior to the time of creating and issuing each series of Non-Voting Preferred Stock, by the vote of a majority of directors present at a duly convened meeting at which a quorum is present, or by unanimous consent in writing signed by all members of the Board of Directors or the Executive Committee, as the case may be. Nothing in this paragraph shall authorize the Board of Directors to change in any manner the rights and preferences of any outstanding shares of the Non-Voting Preferred Stock previously issued and outstanding or required. so long as any shares of the Non-Voting Preferred Stock are then outstanding.

11.
So long as any shares of the Non-Voting Preferred Stock are outstanding, to the extent amendment would change in any manner the rights and preferences of any shares oft he Non-Voting Preferred Stock, this Article IV may not be amended without the approval of the holders of a majority of the outstanding shares of the Non-Voting Preferred Stock voting as a single class.

ARTICLE 5
All power of the Corporation shall be exercised by or under the direction of the Board of Directors except as otherwise provided herein or required by law.
For the management of the business and for the conduct of the affairs of the Corporation, and in further creation, definition, limitation and regulation of the power of the Corporation and o fits directors and of its stockholders, it is further provided:

1.
Number, Election and Terms of Directors. Except as otherwise fixed pursuant to the provisions of Article 4 hereof relating to the rights of the holders of any class or series of stock having preference over the Common Stock as to dividends to elect additional directors under specified circumstances, the number of Directors of the Corporation shall [be fixed at nine (9)] consist of no less than seven and no more than thirteen members, as shall be specifically determined from time to time by resolution of the Board of Directors. The Directors, other than those who may be elected by the holders of any class or series of stock having preference over the Common Stock as to dividends or upon liquidation, shall be classified, with respect to the time for which they severally hold office, into three c1asses as nearly equal in number as possible as shall be provided in the manner specified in the By-Laws, one class to hold office initially for a term expiring at the annual meeting of stockholders to be held in 1987, another class to hold office initially for a term expiring at the annual meeting of stockholders to be held in 1988, and another class to hold office initially for a term expiring at the annual meeting of stockholders to be held in 1989, with the members of each class to hold office until their successors are elected and qualified. At each annual meeting of the stockholders of the Corporation, the successors to the class of Directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.

2.
Newly Created Directorships and Vacancies. Expect as otherwise f~ed pursuant to the provisions of Article 4 hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, newly created directorships resulting from any increase in the number of Directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled solely by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board of Directors. Any Director elected in accordance with the preceding sentence shall hold office until the next annual meeting of shareholders. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director.

3.
Removal of Directors. Subject to the rights of any class or series of stock having preference over the Common Stock as to dividends or upon liquidation to elect Director under specified circumstances, any Director may be removed from office without cause only by the affirmative vote of the holders of 67% of the combined voting power of the then outstanding shares of stock entitled to vote generally in the election of Directors, voting together as a single class.

4.
Stockholder Action. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders.

5.
Special Meetings. Except as otherwise required by law and subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, special meetings of stockholders of the Corporation may be called only by the Chairman of the Board, the President, the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors, or pursuant to the request of holders of 33% of the combined voting power of the then outstanding shares of stock entitled to vote generally in the election of Directors, voting together as a single class.

6.
By-Law Amendments. The Board of Directors shall have power to make, alter, amend and repeal the By-Laws (except so far as the By-laws adopted by the stockholders shall otherwise provide.) Any By-Laws made by the Directors under the powers conferred hereby may be altered, amended or repealed by the Directors or by the stockholders. Notwithstanding the foregoing and anything contained in this certificate of incorporation to the contrary, Article III of the By-Laws shall not be altered, amended or repealed and no provision inconsistent therewith shall be adopted without the affirmative vote of the holders of at least 67% of the voting power of all the shares of the Corporation entitled to vote generally in the election of Directors, voting together as a single class.

7.
Amendment, Repeal, etc. Notwithstanding anything contained in this certificate of incorporation to the contrary, the affirmative vote of the holders of at least 67% of the voting power of all shares of the Corporation entitled to vote generally in the election of Directors, voting together as a single class, shall be required to alter, amend, adopt any provision inconsistent with, or repeal. this Article 5 or any provision hereof.

ARTICLE 6

1.	Vote Required for Certain Business Combinations.
(a) Higher Vote for Certain Business Combinations. In addition to any affirmative vote required by law or this certificate of incorporation, and except as otherwise expressly provided in Section 2 of this Artic1e 6:
        (i) any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with (a) any Interested Stockholder (as hereinafter defined) or (b) any other Corporation (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of an Interested Stockholder; or
(ii) any sale, lease, exchange, mortgage, pledge, transfer Of other disposition (in one transaction or a series of transactions) to or with any Interested Stockholder or any Affiliate of any Interest Stockholder of any assets of the Corporation or;my Subsidiary having an aggregate fair market value of$100 million or more; or

(iii) The issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactiOns) of any securities of the Corporation or any Subsidiary to any Interested Stockholder or any Affiliate of any Interested Stockholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate fair market value of $100 million or more; or
(iv) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of any Interested Stockholder or any Affiliate of any Interested Stockholder; or
(v) any reclassification of securities (including any reverse stock split), Of recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an interested Stockholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of Equity Security (as hereinafter defined) of the Corporation or any Subsidiary which is directly or indirectly owned by any Interested Stockholder or any Affiliate of any Interested Stockholder; shall require the affirmative vote of the holders of at least 67% of the voting power oft he then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (the "Voting Stock")) voting together as a single class (it being understood that for the purpose of this Article 6, each share of the Voting Stock shall have the number of votes granted to it pursuant to Article 4 of this certificate of incorporation). Such affirmative vote shall be required notwithstanding the fact that no vote may be required. or that a lesser percentage may be specified, by law or in any agreement with any national securities exchange or otherwise.

(b) Definition of "Business Combination". The term "Business Combination" used in this Article 6 shall mean any transaction which is referred to in anyone or more of clauses (i) through (v) of Paragraph A of this Section 1.

2.
When the Higher Vote is Note Required. The provisions of Section 1 of this Article 6 shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by law and any other provision of this certificate of incorporation, if all of the conditions specified in either of the following paragraphs A and B are met:

(a) Approval by Disinterested Directors. The Business Combination shall have been approved by a majority of the Disinterested Directors (as hereinafter defined).
(b) Price and Procedure Requirements. All of the following conditions shall have been met:
(i) The aggregate amount of the cash and the Fair Market Value (as hereinafter defined) as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of Common Stock in such Business Combination shall be at least equal to the higher of the following:
(A) (if applicable) the highest pet share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Stockholder for any shares of Common stock acquired by it (1) within the two-year period In:mediately prior to the first public announcement of the terms of the proposed Business Combination (the "Announcement Date") or (2) in the transaction in which it became an Interested Stockholder, whichever is higher; and

(B) the fair market value per share of Common Stock on the Announcement Date or on the date on which the Interested Stockholder became an Interested Stockholder (such latter date is referred to in this Article 6 as the "Determination Date"), whichever is higher.
(ii) The aggregate amount of the cash and the fair market value as of the date of the consummation of the business combination of consideration other than cash to be received per share by holders of shares of any other class of outstanding Voting Stock shall be at least equal to the highest of the following (it being intended that the requirements of this paragraph b(u) shall be required to be met with respect to every class of outstanding Voting Stock. whether or not the Interested Stockholder has previously acquired any shares of a particular class of Voting Stock):
(A) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Stockholder for any shares of Common stock acquired by it (1) within the two-year period immediately prior to the Announcement Date or (2) in the transaction in which it became an Interested Stockholder> whichever is higher;
(B) (if applicable) the highest preferential amount per share to which the holders of~ares of such class of Voting Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation; and
(C) the fair market value per share of such class of Voting Stock on the Announcement Date or on the Determination Date, whichever is higher.

(iii) The consideration to be received by holders of a particular class of outstanding Voting Stock (including Common Stock) shall be in cash or in the same form as the Interest Stockholder has previously paid for shares of such class of Voting Stock. If the Interested Stockholder has paid for shares of any class of Voting Stock with varying forms of consideration, the form of consideration for such class of Voting Stock previously acquired by it. The price determined in accordance with paragraphs SCi) and B(ii) of this Section 2 shall be subject to appropriate adjustment in the event of any stock dividend, stock split, combination of shares or similar event.

(iv) After such Interested Stockholder has become an Interested Stockholder and prior to the consummation of such Business Combination: (a) except as approved by a majority of the Disinterested Directors, there shall have been no failure to declare and pay at the regular date therefore any full quarterly dividends (whether or not cumulative) on any outstanding stock having preference over the Common Stock as to dividends or upon liquidation; (b) there shall have been (1) no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock). except as approved by a majority of the Disinterested Directors, and (2} an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the Common Stock~ unless the failure to increase such annual rate is approved by a majority of the Disinterested Directors; and (c) such Interested Stockholder shall have not become the beneficial owner of any additional shares of Voting Stock except as part of the transaction which results in such Interested Stockholder becoming an Interested Stockholder.
(v) After such Interested Stockholder has become an Interested Stockholder,such Interested Stockholder shall not have received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees., pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such 'Business Combination or otherwise.
(vi) A proxy or information statement describing the proposed Business Combination and Complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to public stockholders of the Corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).

3.	Certain Definitions. For the purpose of this Article 6:
(a.) A "person" shall mean any individual, firm, Corporation or other entity.
(b.) "Interested Stockholder" shall mean any person (other than the Corporation Or any Subsidiary) who or which: .
(i) is the beneficial owner, directly or indirectly, of 20% or more of the voting power of the outstanding Voting Stock; or
(ii) is an Affiliate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, or 20% or more of the voting power of the then outstanding Voting Stock: or

(iii) is an assignee of or has otherwise succeeded to any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Stockholder, if such assignment or succession :shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of1933.

(c.)	A person shall be a "beneficial Owner" of any Voting Stock:
(i) which such person or any of its Affiliates or Associates (as hereinafter defined) beneficially owns directly or indirectly; or
(ii) which such person or any of its Affiliates or Associates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights. warrants or options, or otherwise, or (B) the right to vote pursuant to any agreement, arrangement or understanding; or

(iii) which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.
(d.) For the purpose of determining whether a person is an Interested Stockholder pursuant to paragraph B of this Section 3) the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of paragraph C of this Section 3 but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding upon exercise of conversion rights, warrants or options or otherwise.
(e.) "Affiliate" or "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on January 1, 1985.
(f) "Subsidiary" means any Corporation of which a majority of any class of Equity Security is owned, directly or indirectly, by the Corporation, provided, however, that for the purposes of the definition of Interested Stockholder set forth in paragraph b of the Section 3, the term "Subsidiary'· shall mean only a Corporation of which a majority of each class of Equity Security is owned, directly or indirectly, by the Corporation.
(g.) "Disinterested Director" means any member of the Board of Directors who is unaffiliated with the Interested Stockholder and was a member of the Board of Directors prior to the time that the Interested Stockholder became an Interested Stockholder, and any successor of a Disinterested Director who is unaffiliated with the Interested Stockholder and is recommended to succeed a Disinterested Director by a majority of Disinterested Directors then on the Board of Directors.
(h.) "Fair Market Value" means: (i) in the case of stock, the highest closing sale price during the 30 day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange; on the principal United States securities exchange registered under the Securities Exchange Act ofl934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30 day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by the Board of Directors in good faith; and (ii) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by the Board of Directors in good faith.
(i.) In the event of any Business Combination in which the Corporation survives, the phrase "consideration other than cash to be received" as used in paragraphs B(i) and (ii) of Section Z of this Article 6 shall include the shares of Common Stock and or the shares of any other lass of outstanding Voting Stock retained by the holders of such shares.
(j) "Equity Security" shall have the meaning ascribed to such term in Section 3(a)(II) of the Securities Exchange Act of 1934, as in effect on January 1, 1985.

4.
Powers of the Board of Directors. A majority of the Directors shall have the power and duty to determine for the purposes of this Article 6. on the basis of information known to them after reasonable inquiry, (a) whether a person is an Interested Stockholder. (b) the number of shares of Voting Stock beneficially owned by any person, (c) whether a person is an Affiliate or Associate of another, (d) whether the assets which are the object of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of S100 million or more. A majority of the Directors shall have the further power to interpret all of the terms and provisions of this Article 6.

5.
No Effect on Fiduciary Obligations of Interested Shareholders. Nothing contained in this Article 6 shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

6.
Amendment, Repeal. etc. Notwithstanding any other provisions of this certificate of. incorporation or the By-Laws (and notwithstanding the fact that a lesser percentage may be specified by law, this certificate of incorporation or the By-Laws) the affirmative vote of the holders of 67% or more of the outstanding Voting Stock, voting together as a single class., shall be required to amend or repeal, or adopt any provisions inconsistent with this Article 6 or any provision hereof.

ARTICLE 7

1.
Prevention of "Greenmail". Any direct or indirect purchase or other acquisition by the Corporation of any Equity Security (as hereinafter defined) of any class from any Interested Security holder (as hereinafter defined) who has beneficially owned such securities for less than two years prior to the date of such purchase or any agreement in respect thereof shall, except as hereinafter expressly provided, require the affirmative vote of the holders of at least a majority of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (the "Voting Stock"), excluding Voting Stock beneficially owned by such Interested Securityholder, voting together as a single class (it being understood that for the purposes of this Article 7, each share of Voting Stock shall have the number of votes granted to it pursuant to Article 4 of this certificate of incorporation). Such affirmative vote shall be required notwithstanding the fact that no vote maybe required, or that a lesser percentage may be specified, by law or any agreement with any national securities exchange, or otherwise, but no such affirmative vote shall be required with respect to any purchase or other acquisition of securities made as part of a tender or exchange offer by the Corporation to purchase securities of the same class made on the same terms to all holders of such securities and complying with the applicable requirements of the Securities Exchange Act of1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations).

2.	Certain Definitions. For the purposes of this Article 7:
(a.) A "person" shall mean any individual, firm, Corporation or other entity.
(b.) "Interested Securityholder" shall mean any person (other than the Corporation or any Corporation of which a majority of any class of Equity Security is owned, directly or indirectly, by the Corporation) who Of which:
(i) is the beneficial owner, directly or indirectly, of 20% or more of the class of securities to be acquired; or
(ii) is an Affiliate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly. of 20% or more of the class of securities to be acquired; or
(iii) is an assignee or has otherwise succeeded to any shares of the class of securities to be acquired which We(e at any time within the two-year period immediately prior to the date in question beneficially owned by an Interested Securityholder, if such assignment or succession shall have occurred in the course of a transaction or transactions not involving a pUblic offering with the meaning of the Securities Act of l933.
(c.) A person shall be a "beneficial owner" of any security of any class of the Corporation:
(i) which such person or any of its Affiliates or Associates (as hereinafter defined) beneficially owns. directly or indirectly; or
(iii) Which such person or any of its Affiliates or Associates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (B) any right to vote pursuant to' any agreement, arrangement or understanding; or

(iii) which are beneficially owned, directly or indirectly. by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing any security of any class of the Corporation.
(d.) For the purposes of determining whether a person is an Interested Securityholder pursuant to paragraph b of this Section 2, the relevant class of securities outstanding shall be deemed to comprise all such securities deemed owned through application of paragraph c of this Section 2, but shall not include other securities of such class which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options or otherwise.
(e.) "Affiliate" or "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on January l, 1985.
(f.) "Equity Security" shall have the meaning ascribed to such term in Section 3(a)(ll) of the Securities Exchange Act of 1934, as in effect on January 1, 1985.
ARTICLE 8
The Corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute and this certificate of incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation. Any such amendment, alteration, change or repeal shall be of no force and effect prior to the expiration of thirty (30) days after the affirmative vote of the holders of the appropriate majority of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of Directors.
ARTICLE 9
The Corporation is to have perpetual existence.

ARTICLE 10
A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability
(i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith Of which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law (the "GCL"),or (iv) for any transaction from which the director derived an improper personal benefit. If the GCL hereafter is amended to authorize the further elimination or limitation of the liability of a director, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the amended GCL. Ally repeal or modification of this Article 10 by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.
SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting was necessary number of shares as required by statute were voted in favor of the amendment and restatement.
THIRD: That said amendment and restatement was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of
Delaware.
FOURTH: That the capital of said corporation shalt not be reduced under or by reason of said amendment and restatement.
IN WITNESS WHEREOF, said Airgas, Inc., has caused its corporate seal to be hereunto affixed and this certificate to be signed by Todd R. Craun, its Secretary, and McKinley
C. McAdoo, its Assistant Secretary, as of the 7th day of August, 1995.

/s/ McKinley C.McAdoo	/s/ Todd R. Craun
Assistant Secretary                                Secretary

SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:00 AM 04/25/1997
971134801 -2099413
CERTIFICATE OF DESIGNATION, POWERS, RIGHTS, PREFERENCES AND Nm-mER OF SHARES OF SERIES A JUNIOR PARTICIPATING PREFERRED SHARES
AIRGAS. INC., a Delaware corporation (the "Corporation"), DOES HEREBY CERTIFY that pursuant to authority conferred upon it by the Corporation's Articles of Incorporation and in accordance with the provisions of Section 141 and Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation, adopted the following resolution on the 16th day of April. 1997:
RESOLVED, that pursuant to the authority expressly vested in the Board of Directors of the Corporation by Article 4 of the Certificate of Incorporation of the Corporation, the Board of Directors hereby fixes and determines the voting rights, designations, preferences, qUalifications, privileges, limitations, restrictions, options, conversion rights and other special or relatiVe rights of the first series of the Series Preferred Stock. par value $.01 per share, which shall consist of Two Hundred Thousand (200,000) shares and shall be designated as Series A Junior Participating Preferred Shares (the "Series A Preferred Shares"). The designations, powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof. are as follows:
I. Designation and Amount. There shall be an initial series of the Corporation's Series A Junior Participating Preferred Shares, par value $.01 per share. which shall consist of Two Hundred Thousand (200,000) shares and shall be designated as Series A Junior Participating Preferred Shares (the "Series A Preferred Shares").
II. Special Terms of the Series A Preferred Shares
Section 1. Dividends and Distributions.
(a) The rate of dividends payable per share of Series A Preferred Shares on the first day of January, April, July and October in each year or such other quarterly payment date as shall be specified by the Board of Directors (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of the Series A Preferred Shares. shall be (rounded to the nearest cent) equal to, subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in cash, based upon the fair market value at the time the non-cash dividend or other distribution is declared or paid as determined in good faith by the Board of Directors) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a SUbdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock, $,01 par value, of the Corporation since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of the Series A Preferred Shares. Dividends on the Series A Preferred Shares shall be paid out of funds legally available for such purpose. In the event the Corporation shall at any time after August I, 1988 (the "Rights Declaration Date") (i) declare any dividend on Common Stock payable in shares of Common Stock. (ii) subdivide the outstanding shares of Common Stock, or (iii) combine the outstanding shares of Common Stock into a smaller number of shares, then in each such case the amounts to which holders of Series A Preferred Shares were entitled immediately prior to such event shall be adjusted by multiplying each such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(b) Dividends shall begin to accrue and be cumulative on outstanding Series A Preferred Shares from the Quarterly Dividend Payment Date next preceding the date of issue of such Series A Preferred Shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of Series A Preferred Shares entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the Series A Preferred Shares in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.
Section 2. Voting Rights. In addition to any other voting rights required by law, the holders of Series A Preferred Shares shall have the following voting rights:
(a) Subject to the provision for adjustment hereinafter set forth, each Series A Preferred Share shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the shareholders of the Corporation. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding shares of Common StOCk, or (iii) combine the outstanding shares of Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of Series A Preferred Shares were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.
(b) In the event that dividends upon the Series A Preferred Shares shall be in arrears to an amount equal to six full quarterly dividends thereon, the holders of such series A Preferred Shares shall become entitled to the extent hereinafter provided to vote noncumulatively at all elections of directors of the Corporation, and to receive notice of all shareholders, meetings to be held for such purpose. At such meetings. to the extent that directors are being elected, the holders of such Series A Preferred Shares voting as a class shall be entitled solely to elect two members of the Board of Directors of the Corporation; and all other directors of the Corporation shall be elected by the other shareholders of the Corporation entitled to vote in the election of directors. Such voting rights of the holders of such Series A Preferred Shares shall continue until all accumulated and unpaid dividends thereon shall have been paid or funds sufficient therefor set aside, whereupon all such voting rights of the holders of shares of such series shall cease, subject to being again revived from time to time upon the recurrence of the conditions above described as giving rise thereto.

At any time when such right to elect directors separately as a class shall have so vested, the Corporation may, and upon the written request of the holders of record of not less than 20% of the then outstanding total number of shares of all the Series A Preferred Shares having the right to elect directors in such circumstances shall, call a special meeting of holders of such Series A Preferred Shares for the election of directors. In the case of such a written request. such special meeting shall be held within 90 days after the delivery of such request, and, in either case, at the place and upon the notice provided by law and in the By~laws of the Corporation; provided, that the Corporation shall not be required to call such a special meeting if such request is received less than 120 days before the date fixed for the next ensuing annual or special meeting of shareholders of the Corporation. Upon the mailing of the notice of such special meeting to the holders of such Series A Preferred Shares, or, if no such meeting be held, then upon the mailing of the notice of the next annual or special meeting of shareholders for the election of directors, the number of directors of the Corporation shall, ipso facto, be increased to the extent,-but only to the extent, necessary to provide sufficient vacancies to enable the holders of such Series A Preferred Shares to elect the two directors herein above provided for, and all such vacancies shall be filled only by vote of the holders of such Series A Preferred Shares as herein above provided. Whenever the number of directors of the Corporation shall have been increased, the number as so increased may thereafter be further increased or decreased in such manner as may be permitted by the By-laws and without the vote of the holders of Series A Preferred Shares, provided that no such action shall impair the right of the holders of Series A Preferred Shares to elect and to be represented by two directors as herein provided.

So long as the holders of Series A Preferred Shares are entitled hereunder to voting rights, any vacancy in the Board of Directors caused by the death or resignation of any director elected by the holders of Series A Preferred Shares, shall, until the next meeting of shareholders for the election of directors, in each case be filled by the remaining director elected by the holders of Series A Preferred Shares having the right to elect directors in such circumstances.
Upon termination of the voting rights of the holders of any series of Series A Preferred Shares the terms of office of all persons who shalt have been elected directors of the Corporation by vote of the holders of Series A Preferred Shares or by a director elected by such holders shall forthwith terminate.
(c) Except as otherwise provided herein, in the Certificate of Incorporation of the Corporation or by law, the holders of Series A Preferred Shares and the holders of Common Stock (and the holders of shares of any other series or class entitled to vote thereon) shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation.
Section 3. Reacquired Shares. Any Series A Preferred Shares purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued Series Preferred Stock and may be reissued as part of a new series of Series Preferred Stock to be created by resolution or resolutions of the Board of Directors.
Section 4. Liquidation. Dissolution or Winding Up. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of Series A Preferred Shares shall be entitled to receive the greater of (a) $100 per share, plus accrued dividends to the date of distribution, whether or not earned or declared, or (b) an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of Common Stock. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock. (ii) subdivide the outstanding shares of Common Stock, or (iii) combine the outstanding shares of Common Stock into a smaller number of shares. then in each such case the amount to which holders of Series A Preferred Shares were entitled immediately prior to such event pursuant to clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 5. Consolidation, Merger. etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and or any other property, then in any such case the Series A Preferred Shares shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common StOCk, (ii) subdivide the outstanding shares of Common Stock, or (iii) combine the outstanding shares of Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Shares shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.
Section 6. No Redemption. The Series A Preferred Shares shall not be redeemable.
Section 7. Ranking. The Series A Preferred Shares shall rank junior to all other series of the Corporation's Series Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shaH provide otherwise.

Section 8. Fractional Shares. Series A Preferred Shares may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Preferred Shares.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Gordon L. Keen, Jr., its Sr. Vice President, this 22nd day of April, 1997.

AIRGAS, INC.
By /s/ Gordon L. Keen Jr.
Name: Gordan L. Keen, Jr.
Sr. Vice President Law and Corporate Development

SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:01 AM 04/25/1997
971134805 -2099413
CERTIFICATE OF DESIGNATION OF THE VOTING POWERS. DESIGNATION, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS AND QUALIFICATIONS, LIMITATIONS AND RESTRICTIONS OF THE SERIES B JUNIOR P ARTICIPATING PREFERRED STOCK
Pursuant to Section 151 of the General Corporation Law of the State of Delaware
The undersigned officers of Airgas, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), in accordance with the provisions of Section 103 thereof, DO HEREBY CERTIFY:
That, pursuant to authority conferred upon the Board of Directors of the Corporation by its Amended and Restated Certificate of Incorporation (the "Certificate»), said Board of Directors, at a duly called meeting held on April 16, 1997, at which a quorum was present and acted throughout, adopted the following resolutions, which resolutions remain in full force and effect on the date hereof, creating a series of 200,000 shares of Preferred Stock having a par value of $0.01 per share, designated as Series B Junior Participating Preferred Stoc14 out of the class of 20,000,000 shares of preferred stock of the Corporation, par value of $0.01 per share (the "Preferred Stock").
RESOLVED, that pursuant to the authority expressly vested in the Board of Directors of the Corporation by Article 4 of the Certificate, the Board of Directors does hereby create, authorize and provide for the issuance of the Series B Junior Participating Preferred Stock having the voting rights, designations, preferences, qualifications, privileges, limitations, restrictions, conversion rights and other special or relative rights that are set forth below:
Section 1. Designation and Amount. The shares of such series shall be designated as "Series B Junior Participating Preferred Stock," and the number of shares constituting such series shall be two hundred thousand (200,000).

Section 2. Dividends and Distributions. (a) Subject to the prior and superior rights of the holders of any shares of any series of preferred stock of the Corporation ranking prior and superior to the shares of Series B Junior Participating Preferred Stock, the holders of shares of Series B Junior Participating Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of January, April. July and October in each year or such other quarterly payment date as shall be specified by the Board of Directors (each such date being referred to herein as a "Quarterly Dividend Payment Date"). commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of the Series B Junior Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (i) $0.01 or (ii) subject to the provision for adjustment hereinafter set forth, 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock, $.01 par value (the "Common Stock"), of the Corporation since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the fIrst Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of the Series B Junior Participating Preferred Stock. In the event the Corporation shall at any time after April 29, 1997 (the "Rights Declaration Date") (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding shares of Common Stock, or (iii) combine the outstanding shares of Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series B Junior Participating Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.
(b) The Corporation shall declare a dividend or distribution on Series B Junior Participating Preferred Stock as provided in paragraph (a) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided, however, that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $.01 per share on the Series B Junior Participating Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.
(c) Dividends shall begin to accrue and be cumulative on outstanding shares of Series B Junior Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series B Junior Participating Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series B Junior Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series B Junior Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series B Junior Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

Section 3. Voting Rights. The holders of shares of Series B Junior Participating Preferred Stock shall have the following voting rights:
(a) Subject to the provision for adjustment hereinafter set forth, each share of Series B Junior Participating Preferred Stock shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at anY-time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series B Junior Participating Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.
(b) Except as otherwise provided herein or by law, the holders of shares of Series B Junior Participating Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.
(c) (i) If at any time dividends on any Series B Junior Participating Preferred Stock shall be in arrears in an amount equal to six (6) quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (herein called a default period") which shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Series B Junior Participating Preferred Stock then outstanding shall have been declared and paid or set apart for payment. During each default period, all holders of shares of Series B Junior Participating Preferred Stock with dividends in arrears in an amount equal to six (6) quarterly dividends thereon, voting as a class together with holders of any other shares of preferred stock of the Corporation upon which like voting rights have been conferred and are then exercisable, irrespective of series, shall have the right to elect two (2) Directors.

(ii) During any default period, such voting right of the holders of shares of Series B Junior Participating Preferred Stock may be exercised initially at a special meeting called pursuant to subparagraph (iii) of this Section 3(c) or at any annual meeting of stockholders, and thereafter at annual meetings of stockholders, provided that such voting right shall not be exercised unless the holders of ten percent (10%) in number of shares of preferred stock having the voting rights set forth above that are outstanding shall be present in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of such preferred stock of such voting right. At any meeting at which the holders of such preferred stock shall exercise such voting right initially during an existing default period, they shall have the right. voting as a class, to elect Directors to fill such vacancies, if any, in the Board of Directors as may then exist up to two (2) Directors or, if such right is exercised at an annual meeting, to elect two (2) Directors. If the number which may be so elected at any special meeting does not amount to the required number, the holders of such preferred stock shall have the right to make such increase in the number of Directors as shall be necessary to permit the election by them of the required number. After the holders of such preferred stock shall have exercised their right to elect Directors in any default period and during the continuance of such period, the number of Directors shall not be increased or decreased except by vote of the holders of such preferred stock as herein provided or pursuant to the rights of any equity securities ranking senior to or pari passu with the Series B Junior Participating Preferred Stock.
(iii) Unless the holders of such preferred stock shall during an existing default period, have previously exercised their right to elect Directors, the Board of Directors may order, or any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of such preferred stock outstanding, irrespective of series, may request, the calling of special meeting of the holders of such preferred stock, which meeting shall thereupon be called by the President, a Vice-President or the Secretary of the Corporation. Notice of such meeting and of any annual meeting at which holders of Preferred Stock are entitled to vote pursuant to this Paragraph (c)(iii) shall be given to each holder of record of such preferred stock by mailing a copy of such notice to him at his last address as the same appears on the books of the Corporation. Such meeting shall be called for a time not earlier than 20 days and not later than 60 days after such order or request or in default of the calling of such meeting within 60 days after such order or request, such meeting may be called on similar notice by any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of such preferred stock outstanding. Notwithstanding the provisions of this Paragraph (c)(iii), no such special meeting shall be called during the period within 60 days immediately preceding the date fixed for the next annual meeting of the stockholders.
(iv) In any default period, the holders of Common Stock, and other classes of stock of the Corporation if applicable, shall continue to be entitled to elect the whole number of Directors until the holders of such preferred stock shall have exercised their right to elect two (2) Directors voting as a class, after the exercise of which right (x) the Directors so elected by the holders of such preferred stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (y) any vacancy in the Board of Directors may (except as provided in Paragraph (c)(ii) of this Section 3) be filled by vote of a majority of the remaining Directors theretofore elected by the holders of the class of stock which elected the Director whose office shall have become vacant. References in this Paragraph (c) to Directors elected by the holders of a particular class of stock shall include Directors elected by such Directors to fill vacancies as provided in clause (y) of the foregoing sentence.
(v) Immediately upon the expiration of a default period. (x) the right of the holders of such preferred stock as a class to elect Directors shall cease, (y) the term of any Directors elected by the holders of such preferred stock as a class shall terminate, and (z) the number of Directors shall be such number as may be provided for in the Certificate or by-laws irrespective of any increase made pursuant to the provisions of Paragraph (c)(ii) of this Section 3 (such number being subject, however, to change thereafter in any manner provided by law or in the Certificate or by-laws). Any vacancies in the Board of Directors effected by the proviSions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining Directors.
(d) Except as set forth herein, holders of shares of Series B Junior Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

Section 4. Certain Restrictions. (a) Whenever quarterly dividends or other dividends or distributions payable on the Series B Junior. Participating Preferred Stock as provided in Section 2 herein are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series B Junior Participating Preferred Stock outstanding shall have been paid in full. the Corporation shall not
(i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series B Junior Participating Preferred Stock;
(ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation dissolution or winding up) with the Series B Junior Participating Preferred Stock, except dividends paid ratably on the Series B Junior Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;
(iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series B Junior Participating Preferred Stock, provided that the Corporation may at any time redeem purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series B Junior Participating Preferred Stock; or
(iv) purchase or otherwise acquire for consideration any shares of Series B Junior Participating Preferred Stock, or any shares of stock ranking on a parity with the Series B Junior Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(b) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under Section 4(a) herein, purchase or otherwise acquire such shares at such time and in such manner.

Section 5. Reacquired Shares. Any Series B Junior Participating Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued preferred stock of the Corporation and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors.
Section 6. Liquidation. Dissolution or Winding Up. (a) Upon any liquidation (Voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation. dissolution or winding up) to the Series B Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Series B Junior Participating Preferred Stock shall have received an amount equal to $1,000 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Series B Liquidation Preference"). Following the payment of the full amount of the Series B Liquidation Preference, no additional distributions shall be made to the holders of shares of Series B Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the

"Common Adjustment") equal to the quotient obtained by dividing (i) the Series B Liquidation Preference by (ii) 1,000 (as appropriately adjusted as set forth in subparagraph (c) below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause (ii), the "Adjustment Number"). Following the payment of the full amount of the Series B Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series B Junior Participating Preferred Stock and Common Stock, respectively, holders of shares of Series B Junior Participating Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Preferred Stock and Common Stock, on a per share basis, respectively.

(b) In the event, however, that there are not sufficient assets available to permit payment in full of the Series B Liquidation Preference and the liquidation preferences of all other series of preferred stock, if any, which rank on a parity with the Series B Junior Participating Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment. then such remaining assets shall be distributed ratably to the holders of shares of Common Stock.
(c) In the .event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller nunber of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 7. Consolidation. Merger. etc. In case the Corporation. shall enter into any consolidation~ merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and or any other property, then in any such case the shares of Series B Junior Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 1,000 times the aggregate amount of stock, securities, cash and or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding shares of Common Stock, Of (iii) combine the outstanding shares of Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series B Junior Participating Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.
Section 8. No Redemption. The shares of Series B Junior Participating Preferred Stock shall not be redeemable.
Section 9. Ranking. The Series B Junior Participating Preferred Stock shall rank junior to all other series of the Corporation's Preferred Stock as to the payment of dividends and the distribution of assets, except that the Series B Junior Participating Preferred Stock shall rank on a parity with the Series A Junior Participating Preferred Stock of the Corporation as to dividends and the distribution of assets.
Section 10. Amendment. The Certificate; including, without limitation, this resolution, shall not hereafter be amended, either directly or indirectly or through merger or consolidation with another corporation, in any manner that would materially alter or change the powers, preferences or special rights of the Series B Junior Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding shares of Series B Junior Participating Preferred Stock, voting separately as a class.
Section 11. Fractional Shares. Series B Junior Participating Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of shares of Series B Junior Participating Preferred Stock.
IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Gordon L. Keen, Jr., its Sr. Vice President, this 22nd day of April, 1997.

AIRGAS, INC.
By /s/ Gordon L. Keen Jr.
Name: Gordan L. Keen, Jr.
Sr. Vice President Law and Corporate Development

State of Delaware Secretary of state
Division of Corporations
Delivered 01:54 PM 05/08/2007
FILED 01:50 PM 05/08/2007
SRV 070534262 -2099413 FILE

CERTIFICATE OF DESIGNATION
OF THE VOTING POWERS, DESIGNATION,
PREFERENCES AND RELATIVE, PARTICIPATING,
OPTIONAL OR OTHER SPECIAL RIGHTS AND QUALIFICATIONS,
LIMITATIONS AND RESTRICTIONS OF THE
SERIES C JUNIOR PARTICIPATING PREFERRED STOCK

Pursuant to Section 151 of the
General Corporation Law of
the State of Delaware

The undersigned officers of Airgas, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"). in accordance with the provisions of Section 103 thereof, DO HEREBY CERTIFY:
That, pursuant to authority conferred upon the Board of Directors of the Corporation by its Amended and Restated Certificate of Incorporation (the "Certificate"), said Board of Directors. at a duly called meeting held on May 8, 2007, at which a quorum was present and acted throughout, adopted the following resolutions, which resolutions remain in full force and effect on the date hereof, creating a series of 200,000 shares of preferred stock having a par value of $0.01 per share, designated as Series C Junior Participating Preferred Stock. out of the class of 20,000.000 shares of preferred stock of the Corporation, par value of $0.0l per share (the "Preferred Stock").
RESOLVED, that pursuant to the authority expressly vested in the Board of Directors of the Corporation by Article 4 of the Certificate. the Board of Directors does hereby create. authorize and provide for the issuance of the Series C Junior Participating Preferred Stock having the voting rights. designations, preferences, qualifications, privileges, limitations, restrictions, conversion fights and other special or relative rights that are set forth below:
Section 1. Designation and Amount. The shares of such series shaH be designated as "Series C Junior Participating Preferred Stock," and the number of shares constituting such series shall be two hundred thousand (200,000).
Section 2. Dividends and Distributions.
(a) Subject to the prior and superior rights with respect to dividends of the holders of any shares of any series of preferred stock of the Corporation ranking prior and superior to the shares of Series C Junior Participating Preferred Stock, the holders of shares of Series C Junior Participating Preferred Stock shall be entitled to receive, in preference to the holders of Common Stock and other junior stock, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of January. April, July and October in each year or such other quarterly payment date as shall be specified by the Board of Directors (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of the Series C Junior Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (i) $0.0) or (ii) subject to the provision for adjustment hereinafter set forth, 10,000 times the aggregate per share amount of all cash dividends. and 10,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock. $0.01 par value (the "Common Stock"), of the Corporation since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the fIrst Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of the Series C Junior Participating Preferred Stock. In the event the Corporation shall at any time after May 8, 2007 (the "Rights Declaration Date") (i) declare or pay any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding shares of Common Stock, or (iii) combine the outstandIng shares of Common Stock into a smaller number of shares, then in each such case, if an equivalent dividend is not declared on the Series C Junior Participating Preferred Stock. the amount to which holders of shares of Series C Junior Participating Preferred Stock were entitled immediately prior to such event shaH be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.
(b) The Corporation shall declare a dividend or distribution on Series C Junior Participating Preferred Stock as provided in paragraph Cal above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock): provided. however, that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date. a dividend of $0.01 per share on the Series C Junior Participating Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.
(c) Dividends shall begin to accrue and be cumulative on outstanding shares of Series C Junior Participating Preferred Stock from the Quarterly Dividend Payment Date net preceding the date of issue of such shares of Series C Junior Participating Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series C Junior Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date. in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series C Junior Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share·by-share basis among all such shares at the time outstanding. The Board of Director's may fix a record date for the determination of holders of shares of Series C Junior Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

Section 3. Voting Rights. The holders of shares of SerieS' C Junior Participating Preferred Stock shall have the following voting rights:
(a) Subject to the provision for adjustment hereinafter set forth. each share of Series C Junior Participating Preferred Stock shall entitle the holder thereof to 10,000 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend On Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case, if an equivalent dividend is not declared on the Series C Junior Participating Preferred Stock. the number of votes per share to which holders of shares of Series C Junior Participating Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.
(b) Except as otherwise provided herein. in the Certificate, in any other Certificate of Designation creating a series of Preferred Stock or any similar stock or by law, the holders of shares of Series C Junior Participating Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

(c)     (i) If at any time dividends on any Series C Junior Participating Preferred Stock shall be in arrears in an amount equal to six (6) quarterly dividends thereon. the occurrence of such contingency shall mark the beginning of a period (herein called a "default period") which shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Series C Junior Participating Preferred Stock then outstanding shall have been declared and paid or set apart for payment. During each default period, all holders of shares of Series C Junior Participating Preferred Stock with dividends in arrears in an amount equal to six (6) quarterly dividends thereon, voting as a class together with holders of any other shares of Preferred Stock upon which like voting rights have been conferred and are then exercisable. irrespective of series. shall have the right to elect two (2) Directors.
(ii) During any default period, such voting right of the holders of shares of Series C Junior Participating Preferred Stock may be exercised initially at a special meeting called pursuant to subparagraph (iii) of this Section 3(c) or at any annual meeting of stockholders, and thereafter at annual meetings of stockholders, provided that such voting right shall not be exercised unless the holders often percent (10%) in number of shares of preferred stock having the voting rights set forth above that are outstanding shall be present in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of such preferred stock of such voting right. At any meeting at which the holders of such preferred stock shall exercise such voting right initially during an existing default period. they shall have the right. voting as a class. to elect Directors to fill such vacancies, if any, in the Board of Directors as may then exist up to two (2) Directors or. if such right is exercised at an annual meeting, to elect two (2) Directors. If the number which may be so elected at any special meeting does not amount to the required number. the holders of such preferred stock shall have the right to make such increase in the number of Directors as shall be necessary to permit the election by them of the required number. After the holders of such preferred stock shall have exercised their right to elect Directors in any default period and during the continuance of such period, the number of Directors shall not be increased or decreased except by vote of the holders of such preferred stock as herein provided or pursuant to the rights of any equity securities ranking senior to or pari passu with the Series C Junior Participating Preferred Stock.
(iii) Unless the holders of such preferred stock shall during an existing default period. have previously exercised their right to elect Directors. the Board of Directors may order, aT any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of such preferred stock outstanding, irrespective of series, may request, the calling of special meeting of the holders of such preferred stock. which meeting shall thereupon be called by the President, a Vice-President or the Secretary of the Corporation. Notice of such meeting and of any annual meeting at which holders of preferred stock are entitled to vote pursuant to this Paragraph (c)(iii) shall be given to each holder of record of such preferred stock by mailing a copy of such notice to him at his last address as the same appears on the books of the Corporation. Such meeting shall be called for a time no earlier than twenty (20) days and not later than sixty (60) days after such order or request or in default of the calling of such meeting within sixty (60) days after such order or request, such meeting may be called on similar notice by any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of such preferred stock outstanding. Notwithstanding the provisions of this Paragraph (c)(iii), no such special meeting shall be called during the period within sixty (60) days immediately preceding the date fixed for the next annual meeting of the stockholders.
(iv) In any default period, the holders of Common Stock, and other classes of stock of the Corporation if applicable, shall continue to be entitled to elect the whole number of Directors until the holders of such preferred stock shall have exercised their right to elect two (2) Directors voting as a class, after the exercise of which right (x) the Directors so elected by the holders of such preferred stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (y) any vacancy in the Board of Directors may (except as provided in Paragraph (c) (ii) of this Section 3) be filled by vote of a majority of the remaining Directors theretofore elected by the holders of the class of stock which elected the Director whose office shall have become vacant. References in this Paragraph (c) to Directors elected by the holders of a particular class of stock shall include Directors elected by such Directors to fill vacancies as provided in clause (y) of the foregoing sentence.
         (v) Immediately upon the expiration of a default period, (x) the right of the holders of such preferred stock as a class to elect Directors shall cease, (y) the term of any Directors eJected by the holders of such preferred stock as a class shall terminate, and (z) the number of Directors shall be such number as may be provided for in the Certificate or by. laws irrespective of any increase made pursuant to the provisions of Paragraph (c)(ii) of this Section 3 (such number being subject, however to change thereafter in any manner provided by law or in the Certificate or by-laws), Any vacancies in the Board of Directors effected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining Directors.

(d) Except as set forth herein, holders of shares of Series C Junior Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.
Section 4. Certain Restrictions.
(a) Whenever quarterly dividends or other dividends or distributions payable on the Series C Junior Participating Preferred Stock as provided in Section 2 herein are in arrears, thereafter and until all accrued and unpaid dividends and distributions. whether or not declared, on shares of Series C Junior Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not:
(i) declare or pay dividends on. make any other distributions on. or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series C Junior Participating Preferred Stock;
(ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series C Junior Participating Preferred Stock, except dividends paid ratably on the Series C Junior Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation. dissolution Or winding up) with the Series C Junior Participating Preferred Stock, provided that the Corporation may at any time redeem purchase or otherwise acquire shares of any such parily stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series C Junior Participating Preferred Stock; or
(vi) redeem or purchase or otherwise acquire for consideration any shares of Series C Junior Participating Preferred Stock. or any shares of stock ranking on a parity with the Series C Junior Participating Preferred Stock. except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences 01 the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.
(b) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could. under Section 4(a) herein, purchase or otherwise acquire such shares at such time and in such manner.

Section 5. Reacquired Shares. Any Series C Junior Participating Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued preferred stock of the Corporation and may be reissued as part of a new series of preferred stock to be created by resolution or resolutions of the Board of Directors. subject to the conditions and restrictions on issuance set forth herein, in the Certificate, or in any other certificate of designation creating a series of preferred stock or any similar stock or as otherwise required by law.
Section 6. Liquidation, Dissolution or Winding Up.
(a) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation. dissolution or winding up) to the Series C Junior Participating Preferred Stock unless, prior thereto. the holders of shares of Series C Junior Participating Preferred Stock shall have received an amount equal to $10,000 per share, plUS an amount equal to accrued and unpaid dividends and distributions thereon. whether or not declared. to the date of such payment (the "Series C Liquidation Preference"), Following the payment of the full amount of the Series C Liquidation Preference, no additional distributions shall be made to the holders of shares of Series C Junior Participating Preferred Stock unless. prior thereto, the holders of shares of Common Stock shall have received a~ amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (i) the Series C Liquidation Preference by (ii) 10,000 (as appropriately adjusted as set forth in subparagraph (c) below to reflect such events as stock splits. stock dividends and recapitalizations with respect to the Common Stock) (such number in clause (ii), the "Adjustment Number"). Following the payment of the full amount of the Series C Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series C Junior Participating Preferred Stock and Common Stock. respectively, holders of shares of Series C Junior Participating Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Preferred Stock and Common Stock, on a per share basis, respectively.
(b) In the event, however, that there are not sufficient assets available to permit payment in full of the Series C Liquidation Preference and the liquidation preferences of all other series of preferred stock, if any, which rank on a parity with the Series C Junior Participating Preferred Stock. then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of shares of Common Stock.
(c) In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (H) subdivide the outstanding Common Stock, Of (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and or any other property, then in any such case the shares of Series C Junior Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount peT share (subject to the provision for adjustment hereinafter set forth) equal to 10,000 times the aggregate amount of stock, securities, cash and or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding shares of Common Stock, or (iii) combine the outstanding shares of Common Stock into a smaller number of shares, then in each such caSe the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series C Junior Participating Preferred Stock shall be adjusted by mUltiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.
Section 8. No Redemption. The shares of Series C Junior Participating Preferred Stock shall not be redeemable.
Section 9. Ranking. The Series C Junior Participating Preferred Stock shall rank junior to all other series of the Corporation's preferred stock as to the payment or dividends and the distribution of assets.
Section 10. Amendment. The Certificate. including, without limitation. this resolution, shall not hereafter be amended, either directly or indirectly, or through merger or consolidation with another corporation, in any manner that would materially alter or change the powers, preferences or special rights of the Series C Junior Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding shares of Series C Junior Participating Preferred Stock, voting together as a single class.
Section 11. Fractional Shares. Series C Junior Participating Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of shares of Series C Junior Participating Preferred Stock.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Airgas, Inc. has caused this Certificate to be signed by its Vice President- Controller this 8th day of May, 2007.
AIRGAS, INC.
By: _/s/ Thomas M. Smyth
Name: Thomas M. Smyth
Title: Vice President-Controller